Exhibit 4.15

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of May 22, 2019 (the “Effective Date”), is made by and between Wings Therapeutics, Inc., a Delaware corporation (the “Company”), and ProQR Therapeutics Holding B.V., a company organized under the laws of The Netherlands (“ProQR”).

RECITALS

WHEREAS, the Company desires to issue and sell to ProQR, and ProQR desires to acquire from the Company, [***] shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), which represent nineteen and nine-tenths percent (19.9%) of the Fully Diluted Shares (as defined below) as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Purchase and Sale of Shares; Anti-Dilution; Definitions.

a.          Purchase and Sale of Shares.  Subject to the terms and conditions hereof, the Company hereby issues and sells to ProQR, and ProQR hereby subscribes for and agrees to purchase from the Company, the Shares as partial consideration for the “Acquired Assets,” as defined in and contemplated by that certain Asset Purchase Agreement between the Company, ProQR and certain affiliates of ProQR, dated as of the date hereof (the “Asset Purchase Agreement”).  Concurrently with, and as a condition precedent to, the execution of this Agreement the Company, ProQR, and certain stockholders of the Company shall enter into a Voting Agreement and a Right of First Refusal and Co-Sale Agreement (together, the “Shareholders Agreements”).

b.         Anti-Dilution.  In the event that the Company conducts one or more financings that involve a sale of any equity securities of the Company (such financing, a “Financing,” and such securities, the “Offered Securities”), then the Company shall issue to ProQR, for no additional consideration, that number of additional shares of Common Stock as is required for ProQR’s ownership of shares of Common Stock to be equal to nineteen and nine-tenths percent (19.9%) of the Fully Diluted Shares; provided,  however, that no additional shares shall be issued to ProQR pursuant to this Section 1.b. once the Company has achieved the Financing Threshold (as defined below).  For avoidance of doubt, if the Company achieves the Financing Threshold as a result of receiving proceeds in a particular Financing (whether such Financing is the first Financing or a subsequent Financing), then the Company shall issue to ProQR, for no additional consideration, that number of additional shares of Common Stock as is required for ProQR’s ownership of shares of Common Stock to be equal to nineteen and nine-tenths percent (19.9%) of the Fully Diluted Shares, which percentage shall be calculated as if such Financing resulted in the Company having raised in gross proceeds only the amount that is necessary to achieve

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND

REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED

FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY

CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

the Financing Threshold.  All shares of Common Stock issued to ProQR pursuant to this Section 1.b. shall be duly authorized and validly issued and considered fully paid and nonassessable.  All such shares of Common Stock shall be free and clear of all encumbrances created, imposed or suffered to be imposed by the Company.

c.          The term “Financing Threshold” means the receipt by the Company of gross proceeds in the aggregate amount of [***] Dollars ($[***] USD) through (A) the issuance and sale by the Company of any equity securities of the Company in one or more Financings; (B) the receipt of non-dilutive grant funding from any administrative agency of any country, state or locality; or (C) any combination of the foregoing.

d.         The term “Fully Diluted Shares” means the sum of:  (A) all of the issued and outstanding shares of Common Stock, preferred stock (calculated on an as-converted to Common Stock basis) and other capital stock or equity security of the Company (calculated on an as-converted to Common Stock basis); (B) any issued and outstanding security which is convertible, with or without consideration, into any Common Stock, preferred stock or other equity security of the Company; and (C) any issued and outstanding options and warrants to purchase Common Stock, preferred stock or other capital stock or equity security of the Company (calculated on an as-exercised, as- converted to Common Stock basis).

2.         Representations.

a.          Company Representations.

i.          The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

ii.         All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and to issue the Shares has been taken.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

iii.        The Shares have been duly authorized and, when issued, sold, and delivered in accordance with the terms of and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable.

iv.        The Shares represent not less than nineteen and nine-tenths percent (19.9%) of the Fully-Diluted Shares.

b.         ProQR Representations.

i.          ProQR has full power and authority to enter into this Agreement.  When executed and delivered by ProQR, this Agreement will constitute a valid and legally binding obligation of ProQR, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

ii.         ProQR does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares, and ProQR has not been formed for the specific purpose of acquiring the Shares.

iii.        ProQR has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  ProQR’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of its jurisdiction.

iv.        ProQR has been furnished with or has had access to all information it has requested from the Company and has had an opportunity to review the books and records of the Company and to discuss with management of the Company its business and financial affairs and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held development-stage companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

v.         ProQR has been advised and acknowledges that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”, the securities laws of any state of the United States or the securities laws of any other country; (ii) in issuing and selling the Shares to ProQR pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S promulgated under the Securities Act by the U.S. Securities and Exchange Commission (“SEC”) for offers and sales of securities occurring outside the United States (“Regulation S”); (iii) it is a condition to the availability of the Regulation S safe harbor that the Shares not be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the United States or to a U.S. Person or for the account or benefit of any U.S. Person until the expiration of a period of one year following the date hereof; and (iv) notwithstanding the foregoing, prior to the expiration of one year after the date hereof (the “Restricted Period”), the Shares may be offered and sold by the holder thereof only:  (x) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act; (y) pursuant to an exemption from registration under the Securities Act; or (z) the offer and sale is outside the United States and to other than a U.S. Person as an offshore transaction in compliance with Regulation S.  The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement.  As used in this Section, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the term “U.S. Person” means:  (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any nondiscretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act.

vi.        ProQR (i) is domiciled and has its principal place of business outside the United States; and (ii) certifies it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person.  At the time of ProQR’s execution of this Agreement, ProQR or persons acting on ProQR’s behalf in connection herewith are located outside the United States; are not acquiring the Shares for the benefit of a U.S. Person nor with a view to the offer, sale or delivery, directly or indirectly, of such Shares within the United States or to a U.S. Person; did not receive the offer to purchase the Shares while it was in the United States; was not in the United States at the time such offer was accepted; and for the entire Restricted Period will continue to have full investment discretion with respect to the purchase, holding and disposition of the Shares.  ProQR understands and agrees that all certificates evidencing any of the Shares whether upon initial issuance or upon any permitted transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

vii.       ProQR agrees that with respect to the Shares, until the expiration of the Restricted Period: (i) ProQR (including any agent or representative of the Purchaser) has not and will not solicit offers to buy, offer for sale or sell any of the Shares or any beneficial interest therein in the United States or to or for the account of a U.S. Person. ProQR has not engaged, nor is it aware that any party has engaged, and ProQR will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.  ProQR is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

3.         Miscellaneous.

a.          Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:

Wings Therapeutics, Inc.
2600 Tenth Street, #435
Berkeley, CA 94710
Attention:  Mark P. de Souza, President
E-mail:

With a copy to:

Mintz Levin
One Financial Center
Boston, MA 02111
Attention:  Lewis J. Geffen, Esq.
Email:  [***]

If to ProQR:

ProQR Therapeutics Holding, B.V.
Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention:  Nico Bunnik
E-mail:  [***]

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210

Attn:  Danielle M. Lauzon, Esq.
Email:  [***]

b.         Amendment.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

c.          Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

d.         Headings.  The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

e.          Choice of Law.  It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

f.          Counterparts.  This Agreement may be executed in any number of counterparts, including by facsimile transmission, and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

g.         Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the abovenamed courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

h.         Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

i.          Entire Agreement.  This Agreement, together with the Asset Purchase Agreement and the Shareholders Agreements, constitutes the entire agreement between the

Company and ProQR with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

*    *        *        *          *

IN WITNESS WHEREOF, the parties hereto have duly executed this Subscription Agreement as of the date first written above.

COMPANY:

WINGS THERAPEUTICS, INC.

By:	/s/ Mark de Souza
	Name:	Mark de Souza
	Title:	Chief Executive Officer

PROQR:

PROQR THERAPEUTICS HOLDING B.V.

By:	/s/ Daniel de Boer
	Name:	Daniel de Boer, o.b.o.
ProQR Therapeutics N.V.
	Title:	Managing Director

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT